`AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT

APPLICABLE TO THE TERMINATION OF

AN OPTIONAL GUARANTEED INCOME BENEFIT AND/OR

THE TERMINATION OR CHANGE OF

AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER(S)

This Endorsement is part of your Contract, and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, “we”, “our” and “us” mean AXA Equitable Life Insurance Company and “you” and “your” mean the Owner.

As described in your Guaranteed Income Benefit (“GIB”) and/or Guaranteed Minimum Death Benefit (“GMDB”) Rider(s), you may elect to terminate or change such Rider(s) after issue of this Contract. The following tables illustrate the options available to you upon such termination or change, as applicable. The terms and conditions for termination or change vary based on whether or not you have allocated amounts to the Protection with Investment Performance Account Investment Options prior to terminating your Rider(s). For purposes of this Endorsement we refer to (i) the termination of a Rider before amounts are allocated to the Protection with Investment Performance Account Investment Options as a “Pre-Funding Termination” and (ii) the termination or change of a Rider after amounts are allocated to the Protection with Investment Performance Account Investment Options as a “Post-Funding Termination.”

Pre-Funding Termination of the GIB/GMDB

Prior to allocating amounts to the Protection with Investment Performance Account Investment Options, you may terminate your GIB or GMDB, or change your GMDB. Your GMDB cannot be terminated or changed without first terminating your GIB. A pre-funding termination of all elected optional riders will default your Contract to the Return of Principal GMDB. The table on page 2 of this Endorsement shows the effect of a pre-funding termination or change on your Contract.

Post-Funding Termination of the GIB/GMDB

If you allocate amounts to the Protection with Investment Performance Account Investment Options at issue and you have completed at least [four Contract Years], you may terminate your GIB and GMDB or terminate your GIB and retain your GMDB. If you allocated amounts to your Protection with Investment Performance Account Investment Options after issue, you may not terminate or change Riders until the later of your Contract Date Anniversary following such allocation or [four years] from your Contract Date. The table on page 3 shows the effect of a post-funding termination or change on your Contract.

AXA EQUITABLE LIFE INSURANCE COMPANY

[Home Office Address: 1290 Avenue of the Americas, New York, New York 10104]

[ /s/ Christopher M. Condron	[ /s/ Karen Field Hazin
Christopher M. Condron	Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer ]	Secretary and Associate General Counsel ]

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Key: For purposes of the tables below, the following abbreviations apply:

1. “GIB” = Guaranteed Income Benefit

2. “GMDB” = Guaranteed Minimum Death Benefit

3. “ROP”= Return of Principal

4. “HAV” = Highest Anniversary Value

Effect of Pre-Funding Termination of the GIB/GMDB

	If your Contract has:	And you terminate on a Pre-Funding Basis	Then	And Subsequently
1.	GIB and ROP GMDB	GIB	• ROP GMDB remains effective on your Contract or • ROP GMDB can be changed for the HAV GMDB.	• You may terminate the ROP GMDB post-funding at a later date. • If ROP GMDB was changed for the HAV GMDB, the HAV GMDB can be terminated either pre- or post-funding at a later date.

2a.	• GIB and • HAV GMDB	GIB	• HAV GMDB remains effective on your Contract or • The HAV GMDB can be changed for the ROP GMDB.	• You may terminate the HAV GMDB pre or post-funding at a later date. • If the HAV GMDB was changed for the ROP GMDB, the ROP GMDB can only be terminated post-funding.

2b.	• GIB and • HAV GMDB	Both benefits	• The ROP GMDB becomes effective on your Contract.	• The ROP GMDB can only be terminated post-funding.

3a.	• GIB and • “Greater of” GMDB	GIB	• The ROP GMDB becomes effective on your Contract unless… • …You elect the HAV GMDB	• You may terminate the ROP GMDB post-funding at a later date. • If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date.

3b.	• GIB and • “Greater of” GMDB	Both benefits	• The ROP GMDB becomes effective on your Contract unless • You elect the HAV GMDB	• You may terminate the ROP GMDB post-funding at a later date. • If the HAV GMDB is elected, it can be terminated either pre or post-funding at a later date.

4.	• ROP GMDB	N/A	• The ROP GMDB can only be terminated post-funding.	N/A

5.	• HAV GMDB	HAV GMDB	• The ROP GMDB becomes effective on your Contract.	• The ROP GMDB can only be terminated post-funding.

A pre-funding termination of the GIB without also terminating the GMDB will provide you with a “standalone” GMDB. If the GMDB is changed after terminating the GIB, a replacement GMDB rider will be mailed to you.

ICC10GBENDO1(rev 1010)	2

Post-Funding Termination of the GIB/GMDB

	If Contract has	And you terminate on a Post-Funding Basis	Then	And Subsequently
1a.	• GIB and • ROP GMDB	GIB	• ROP GMDB remains effective on your Contract.	• You may terminate the ROP GMDB at a later date by making a withdrawal/one time transfer.

1b.	• GIB and • ROP GMDB	Both benefits

•    You may make a one time transfer from the Protection with Investment Performance Account Value to the Investment Performance Account Value or withdraw the Protection with Investment Performance Account Value.

N/A

2a.	• GIB and • HAV GMDB	GIB	• HAV GMDB remains effective on your Contract.	• You may terminate the HAV GMDB at a later date by making a withdrawal/one time transfer.

2b.	• GIB and • HAV GMDB	Both benefits

•    You may make a one time transfer from the Protection with Investment Performance Account Value to the Investment Performance Account Value or withdraw the Protection with Investment Performance Account Value.

N/A

3a.	• GIB and • “Greater of” GMDB	GIB	• The ROP GMDB becomes effective on your Contract. • The value of the GMDB will be all contributions/transfers to the Protection with Investment Performance Account Value adjusted for withdrawals.	• You may terminate the ROP GMDB at a later date.

3b.	• GIB and • “Greater of” GMDB	Both benefits

•    You may make a one time transfer from the Protection with Investment Performance Account Value to the Investment Performance Account Value or withdraw the Protection with Investment Performance Account Value.

N/A

4.	• ROP GMDB	ROP GMDB

•    You may make a one time transfer from the Protection with Investment Performance Account Value to the Investment Performance Account Value or withdraw the Protection with Investment Performance Account Value.

N/A

5.	• HAV GMDB	HAV GMDB

•    You may make a one time transfer from the Protection with Investment Performance Account Value to the Investment Performance Account Value or withdraw the Protection with Investment Performance Account Value.

N/A

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